Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-150981 on Form S-8 of Peapack-Gladstone Financial Corporation of our report dated June 26, 2008 appearing in this Annual Report on Form 11-K of Peapack-Gladstone Bank Employees’ Savings and Investment Plan for the year ended December 31, 2007.

/s/ Crowe Chizek and Company LLC

Livingston, New Jersey
June 26, 2008

19.